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                                   EXHIBIT 4.5

                  THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE ISSUER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                                                    WARRANT TO PURCHASE [Shares]
                                                          SHARES OF COMMON STOCK

                             STOCK PURCHASE WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                           SOLIGEN TECHNOLOGIES, INC.

                  FOR VALUE RECEIVED, SOLIGEN TECHNOLOGIES, INC. (the "Company) hereby grants to [Name] (the "Initial Warrant Holder") the right, subject to the terms of this Warrant, to purchase at any time and from time to time during the period commencing on the "Initial Exercise Date" (as defined below) and ending on the "Expiration Date" (as defined below) up to [Number] ([Shares]) fully-paid and nonassessable shares of Common Stock of the Company. The exercise price per share shall be $0.20 per share (the "Basic Exercise Price"). The Basic Exercise Price and the number of shares that may be purchased are subject to adjustment under the terms of this Warrant. This Warrant is issued in connection with that certain Series B Preferred Stock and Warrant Purchase Agreement, that certain Amendment to Articles setting forth the Rights and Preferences of the Series B Convertible Preferred Stock ("Amendment to Articles") to be filed with the Secretary of State of Wyoming pursuant thereto and that certain Investor Rights Agreement, dated concurrently herewith.

SECTION 1.  DEFINITIONS

                  As used in this Warrant, unless the context otherwise requires:

                  "Basic Exercise Price" means the price at which each Warrant Share may be purchased upon exercise of this Warrant, as stated in the introductory paragraph.

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                  "Common Stock" means the Common Stock of the Company.

                  "Exercise Date" means any date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2 below.

                  "Exercise Price" means the Basic Exercise Price; provided, however, that if an adjustment is required under Section 7.1 of this Warrant, then the "Exercise Price" means, after such adjustment, the price at which each Warrant Share may be purchased upon exercise of this Warrant immediately after the last such adjustment.

                  "Expiration Date" means 5:00 p.m. (Los Angeles time) one year from the date hereof; provided, however, that to the extent that the Initiating Holders, as defined in the Investor Rights Agreement, have submitted a demand registration request pursuant to the Investor Rights Agreement, within one year from the date hereof, the Expiration Date shall be extended to a date thirty
(30) days after the effectiveness of the demand registration statement pursuant to the Investor Rights Agreement, provided however that the Expiration Date shall be further extended to such date as the Warrant Holders are free to sell the underlying shares of Common Stock without cutbacks.

                  "Fair Market Value" shall mean the then most recent closing price of the Common Stock as reported on the trading exchange at which the Company's Common Stock is traded, or if not so traded, as determined in good faith by the Company's board of directors including its outside board members.

                  "Initial Exercise Date" means the date of this Warrant.

                  "Initial Warrant Holder" has the meaning specified in the introductory paragraph.

                  "Person" means an individual, corporation, partnership, trust, joint venture or other form of business entity.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

                  "Subsequent Warrant" has the meaning specified in Section
2.3 below.

                  "Warrant Holder" means the Initial Warrant Holder or, upon assignment of this Warrant by the Initial Warrant Holder (or a subsequent Warrant Holder), such assignee.

                  "Warrant Share(s)" means any share(s) of Common Stock, or other securities, issued or issuable upon exercise of this Warrant.

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SECTION 2.  DURATION AND EXERCISE OF WARRANT

                  2.1      EXERCISE PERIOD

                  Subject to the provisions hereof, this Warrant may be exercised at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date. After the Expiration Date, this Warrant shall become void and all rights to purchase Warrant Shares hereunder shall thereupon cease.

                  2.2      METHOD OF EXERCISE AND PAYMENT

                  (a) METHOD OF EXERCISE. Subject to Section 2.1 hereof and compliance with all applicable Federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part, by the Warrant Holder by (i) surrender of this Warrant and delivery of an exercise form specifying the number of shares to be purchased, duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased. At the election of the Warrant holder, the purchase price may be paid by surrender of this Warrant for the full number of shares for which this Warrant is then exercisable less that number of shares having a fair market value equal to the aggregate exercise price. For purposes of this Section, fair market value shall be determined as follows: if the Common Shares are then traded on the over-the-counter market on the date in question, the last reported per-share sales price; provided that if there have been no sales reported in the most recent two trading days at the time of determination, then the closing bid price (or average of bid prices) last quoted on such date by an established quotation service for over-the-counter securities.

                  (b) METHOD OF PAYMENT. Payment shall be made either by check drawn on a United States bank and for United States funds made payable to the Company, or by wire transfer of United States funds for the account of the Company, or by the cashless exercise provided above.

                  (c) DELIVERY OF CERTIFICATE. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Warrant Holder within thirty (30) days of delivery of the Exercise Form and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrant Holder within such thirty (30) day period.

                  2.3      SECURITIES ACT COMPLIANCE/RESTRICTIONS UPON TRANSFER

                           Reference is made to Sections 2, 3 and 4 of the
Investor Rights Agreement which by this reference are incorporated herein.

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SECTION 3.        VALIDITY AND RESERVATION OF WARRANT SHARES

                  The Company represents and warrants that all Warrant Shares issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights. The Company agrees that, as long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for exercise in full of this Warrant.

SECTION 4.        FRACTIONAL SHARES

                  No fractional Warrant Shares shall be issued upon the exercise of this Warrant, and the number of Warrant shares to be issued shall be rounded to the nearest whole number.

SECTION 5.        LIMITED RIGHTS OF WARRANT HOLDER

                  The Warrant Holder shall not, solely by virtue of being the Warrant Holder of this Warrant, have any of the rights of a stockholder of the Company, either at law or equity, until this Warrant shall have been exercised.

SECTION 6.        LOSS OF WARRANT

                  Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Warrant Holder, without charge, a new warrant of like denomination.

SECTION 7.        CERTAIN ADJUSTMENTS OF EXERCISE PRICE

                  7.1      ADJUSTMENT OF EXERCISE PRICE

                  The number, class and Exercise Price of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

                  (a) RECAPITALIZATION. If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or the Company issues a stock dividend on its outstanding Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price shall be proportionately reduced and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price shall be proportionately increased. The increases and reductions provided for in this Section 7.1.(a) shall be made with the intent and, as nearly as practicable, the effect that

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neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the price payable for such percentage shall be affected by any event described in this Section 7.1 (a).

                  (b) MERGER OR REORGANIZATION, ETC. In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization (such as, but not limited to, spin-offs of a business whereby, for example, a Company asset is contributed to a subsidiary which is then spun-off to the Company's shareholders), partial or complete liquidation or other change in the capital structure of the Company (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, as a condition of such change in the capital structure of the Company, appropriate and adequate provision shall be made so that the Warrant Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of Common Stock then obtainable upon the exercise of this Warrant. In any such case appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                  (c) Reference is made to Section 9 (c) (iii) (d) of the Amendment to Articles. It is agreed that if pursuant to said section of the Amendment to Articles, the Series B Conversion ratio is required to be adjusted, this Warrant shall likewise be adjusted on a proportional and similar basis as the Series B Preferred Stock is adjusted.

                  7.2      NOTICE OF ADJUSTMENT

                  Whenever an event occurs requiring any adjustment to be made pursuant to Section 7.1(a), 7.1(b) or (c), the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of its chief executive officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such chief executive officer's certificate shall be made available at all reasonable times for inspection by the Warrant Holder. Promptly (but in no event more than 30 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Warrant Holder.

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SECTION 8.        SUBDIVISION OF WARRANT

                  At the request of the Warrant Holder in connection with a transfer of a portion of this Warrant upon surrender of this Warrant for such purpose to the Company at its principal office, the Company at its expense (except for any transfer tax payable) will issue and exchange therefor new Warrants of like tenor and date representing in the aggregate the amount of the Warrant Shares.

SECTION 9.        REGISTRATION RIGHTS

                  The Initial Warrant Holder shall have all the registration rights provided in that certain Investor Rights Agreement entered into concurrently herewith pursuant to the Series B Stock and Warrant Purchase Agreement, including the right to transfer such rights to a subsequent Holder subject to the terms and conditions set forth in the Investor Rights Agreement..

SECTION 10.       REPRESENTATIONS AND WARRANTIES

                  10.1     BY WARRANT HOLDER

                  The Warrant Holder represents and warrants to the Company as follows:

                  (a) This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for the Warrant Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Warrant Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

                  (b) The Warrant Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) or Section 4(6) thereof, and that they must be held by the Warrant Holder indefinitely, and that the Warrant Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

                  (c) The Warrant Holder has such knowledge and experience in financial and business matters that the Warrant Holder is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting the Warrant Holder's interests in connection therewith. The Warrant Holder is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated pursuant to the 1984 Act.

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                  (d)      The Warrant Holder is able to bear the economic risk
of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

SECTION 11.       MISCELLANEOUS

                  11.1     SUCCESSORS AND ASSIGNS

                  The provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Warrant Holder and their respective permitted successors and assigns hereunder. If the Company changes its name, it shall promptly provide Warrant Holder with a replacement Warrant in its new name and Warrant Holder shall simultaneously return this Warrant for destruction.

                  11.2     NOTICES

                  All notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by facsimile transmission (FAX) to the number set forth below (such notice shall be deemed given on the date of transmission) or by overnight air courier service (in which case notice shall be deemed given when received by addressee or on the second
(2nd) day after the date of delivery to the courier, whichever is earlier), or by registered or certified mail, return receipt requested, postage prepaid and properly addressed (in which case notice shall be deemed given when received by the addressee or on the fifth (5th) day after the date of mailing, whichever is earlier), to the addresses set forth below, or such other address as a party may hereafter provide notice of to the other:

                  If to the Company:         Soligen Technologies, Inc.
                                             19408 Londelius Street
                                             Northridge, California 91324
                                             FAX: (818) 718-0760

                  If to the Warrant Holder:  [Address1]
                                             [Address2]
                                             [City], [State] [Postal Code]

                                             OR

                  The Warrant Holder's last known FAX number or address as it appears on the books of the Company.

                  11.3     APPLICABLE LAW

                  The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California.

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                  11.4     HEADINGS

                  The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

                  Dated:   November 24, 1999

                                            SOLIGEN TECHNOLOGIES, INC.

                                            By       ________________________
                                                     Yehoram Uziel
                                                     CEO



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                              ASSUMPTION AGREEMENT

                  In connection with the transfer of [Shares] Warrant Shares issued or issuable pursuant to that certain Stock Purchase Warrant to Purchase Shares of Common Stock of SOLIGEN TECHNOLOGIES, INC., dated November 24, 1999 (the "Warrant"), the undersigned hereby agrees that with regard to such shares it shall be bound by the terms and conditions of the Warrant, as a Warrant Holder (as defined in Section 1 of the Warrant).